Michael Johnson & Co., LLC

Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80237

Michael B. Johnson, C.P.A.	Telephone: (303) 796-0099
Member: A.I.C.P.A.	Fax: (303) 796-0137
Colorado Society of C.P.A.s

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: SailTech International, Inc.

Gentleman:

We have read and agree with the comments in Item 14 of the Form 10-SB of SailTech International, Inc.

/s/ Michael Johnson & Co. LLC
Michael Johnson & Co. LLC

Denver, Colorado
April 10, 2002